CERTIFICATE AND STATEMENT OF DETERMINATION OF
                             RIGHTS AND PREFERENCES
                                       OF
             8% SERIES G NON-CONVERTIBLE NON-VOTING PREFERRED STOCK
                                       OF
                              BIOMUNE SYSTEMS, INC.

         The undersigned, being the Chief Executive Officer and Secretary of Biomune Systems, Inc., a Nevada corporation, do hereby certify and declare as follows:

         1.       The name of the corporation is Biomune Systems, Inc.

         2. Attached hereto as Exhibit A and incorporated herein by this reference is a true and correct copy of the Designation of Rights and Preferences of 8% Series G Non-Convertible Non-Voting Preferred Stock of Biomune Systems, Inc.

         3. The Designation of Rights and Preferences described above was approved by the Board of Directors of Biomune Systems, Inc. at a meeting duly convened following notice as required by the Bylaws of the Company.

         IN WITNESS WHEREOF, we have signed this Certificate this 29 day of December 1998.

                                     BIOMUNE SYSTEMS, INC., a Nevada corporation


                                           /s/ Michael G. Acton
                                       By: __________________________________
                                           Michael G. Acton,
                                           President and Chief Executive Officer


                                       By: __________________________________
                                           Kevin R. Pinegar, Secretary
Attested and Verified:


/s/ Kevin R. Pinegar
------------------------------
Kevin R. Pinegar, Secretary

STATE OF Salt Lake                   )
                                     ):ss
COUNTY OFSalt Lake                   )

         On the 29 day of December 1998, Michael G. Acton, who, being by me duly sworn, did say that he is the President and Chief Executive Officer of Biomune Systems, Inc., a Nevada corporation, and that the foregoing instrument was signed on behalf of such Corporation by authority of its Bylaws and such officer acknowledged to me that the Corporation executed the same.

/s/ Carol McKay
-----------------------------------
NOTARY PUBLIC

My Commission Expires:



STATE OF Salt Lake                  )
                                    ):ss
COUNTY OF New York                  )

         On the 29 day of December 1998, Kevin R. Pinegar, who, being by me duly sworn, did say that he is the Secretary of Biomune Systems, Inc., a Nevada corporation, and that the foregoing instrument was signed on behalf of such Corporation by authority of its Bylaws and such officer acknowledged to me that the Corporation executed the same.

/s/ Carol McKay
----------------------------------
NOTARY PUBLIC

My Commission Expires:

                              BIOMUNE SYSTEMS, INC.
                                     AMENDED
                      DESIGNATION OF RIGHTS AND PREFERENCES
                                       OF
             8% SERIES G NON-CONVERTIBLE NON-VOTING PREFERRED STOCK

         Pursuant to the authority vested in the Board of Directors of BIOMUNE SYSTEMS, INC., a Nevada corporation (the "Company"), in its Articles of Incorporation and as permitted by Section 602 of the Nevada Private Corporations Act, as amended (the "Nevada Act"), the Company's Board of Directors does hereby amend the designation of rights and preferences for its series of the Company's Preferred Stock designated as 8% Series G Non-Convertible Non-Voting Preferred Stock and does hereby designate the rights, preferences, privileges and other attributes of the shares of such series as follows:

         1. Designation and Number of Shares. A series of the Company's Preferred Stock is hereby established, to be designated and known as "8% Series G Non-Convertible Non-Voting Preferred Stock" (hereinafter referred to as the "Series G Preferred Stock"), consisting of 750,000 shares of the authorized and unissued shares of the Company's Preferred Stock, $0.0001 par value per share. The Company shall from time to time, in accordance with the laws of the State of Nevada, increase the number of shares of its Common Stock, $0.0001 par value per share, if at any time the number of shares of the Company's Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Series G Preferred Stock provided herein.

         2. Dividends. The holders of shares of Series G Preferred Stock shall be entitled to receive an annual dividend out of any of the Company's assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Common Stock of the Company, at the rate of eight percent (8%) per annum on the stated value of the Series G Preferred Stock. The stated value is $1.00 per share and the dividend rate will be $0.80 per annum per share of Series G Preferred Stock. At the exclusive option of the Company, dividends may be paid either in cash or in additional shares of Series G Preferred Stock or other securities of the Company at the discretion of the Board of Directors to holders of record of shares of Series G Preferred Stock as they appear on the books and records of the Company on such record dates not less than ten (10) days nor more than sixty (60) days preceding the payment dates thereof, as may be fixed by the Board of Directors of the Company. Dividends shall be fully cumulative and shall accrue from the date of original issuance of the Series G Preferred Stock. Once dividends are paid on the Series G Preferred Stock, holders of shares of Series G Preferred Stock will not participate in dividends paid to holders of Common Stock or other series of Preferred Stock. Except as described below, no dividends shall be paid or declared and set apart for payment on any class or series of shares of the Company that are junior to the Series G Preferred Stock for any period unless full cumulative dividends have been paid ro contemporaneously are declared and paid or set apart for payment on the Series G Preferred Stock. A dividend payable in shares of Common Stock or in shares of another class of shares junior to the Series G Preferred Stock may, however, be made. Dividends on the Series G Preferred Stock may, at the option of the Company's Board of Directors, be paid in either cash or in additional shares of Series G Preferred Stock or in shares of other securities issued by the Company; provided, however, that if accrued dividends on the Series G Preferred Stock are paid in additional shares of Series G Preferred Stock, accrued dividends paid subsequent thereto shall not be paid on shares of Series G Preferred Stock that were previously paid as stock dividends. Holders of Series G Preferred Stock shall not participate in excess dividends remaining following payment of all accrued and unpaid dividends owing to holders of Series G Preferred Stock.

         3.       Liquidation Preference.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series G Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to shareholders before any distribution or payment is made to holders of shares of Common Stock, or to holders of any other shares of the Company ranking junior upon liquidation to the Series G Preferred Stock, liquidation distributions in the amount of One Dollar ($1.00) per share plus all accrued and unpaid regular or special dividends, if any, before any payment is made to holders of shares of the Company's equity securities that are junior to the Series G Preferred Stock. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company shall be insufficient to make the full payment on the Series G Preferred Stock as described in the immediately preceding sentence, and similar payments on any other class of shares ranking on a parity with the Series G Preferred Stock upon liquidation, then the holders of the Series G Preferred Stock and of such other class of shares will share ratably in any such distribution of assets of the Company in proportion to the full respective distributable amounts to which they are entitled.

                  (b) After payment to the holders of the Series G Preferred Stock of the amounts set forth in subparagraph 3(a) above, the holders of Series G Preferred Stock will not be entitled to any further participation in any distribution or payment by the Company, and the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of shares of Common Stock in proportion to the shares of Common Stock then held by them.

                  (c) A consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company that does not involve a distribution by the Company of cash or other property to the holders of shares of Common Stock, shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 3, but rather shall be subject to the provisions of Section 6 below.

         4.       Voting Rights.

                  (a) Except as otherwise expressly provided herein or as required by Nevada law, the holders of Series G Preferred Stock shall not be entitled to voting rights, except that without the approval of holders of a majority of the outstanding shares of Series G Preferred Stock, the Company will not (i) authorize, create or issue any shares of any class or series ranking senior to the Series G Preferred Stock as to liquidation rights; (ii) amend, alter or repeal by any means the Company's Articles of Incorporation if the powers, preferences or special rights of the Series G Preferred Stock would be materially adversely affected; or (iii) become subject to any restriction on the Series G Preferred Stock other than restrictions arising solely under the Nevada Act or existing under the Company's Articles of Incorporation as in effect on December 31, 1998.

         5. Conversion. The Series G Preferred Stock may not be converted to Common Stock or any other class or series of stock issued by the Company.

         6.       Merger or Consolidation.

                  (a)      At any time, in the event of:

                           (i)      any   transaction   or   series   of related
                                    transactions

                  (including, without limitation, any reorganization, merger or consolidation) that will result in the Company's shareholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least fifty percent (50%) of the voting power of the surviving or continuing entity; or

                           (ii) a sale of all or substantially all of the assets
                  of the Company, unless the Company's shareholders immediately prior to such sale will, as a result of such sale, hold (by virtue of securities issued as consideration for the Company's sale) at least fifty percent (50%) of the voting power of the purchasing entity;

         (the foregoing events are individually referred to herein as a "Sales Transaction"), then, holders of the Series G Preferred Stock of record as of the date of consummation of the Sales Transaction shall be entitled to receive, prior and in preference to any payment of consideration to the holders of Common Stock, in cash or in securities received from the acquiring corporation, or in a combination thereof, at the closing of any such Sales Transaction, at the holder's discretion, an amount per share equal to One Dollar ($1.00) per share (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares), plus all declared or accumulated but unpaid dividends on such shares as of the date of closing of such Sales Transaction. In the event the proceeds of the Sales Transaction are not sufficient to make full payment of the aforementioned preferential amounts to the holders of the Series G Preferred Stock in accordance herewith, then the entire amount payable in respect of the proposed Sales Transaction shall be distributed ratably among the holders of the Series G Preferred Stock in proportion to the product of the liquidation preference of each such share and the number of such shares owned by each such holder. Upon completion of the payment to the holders of Series G Preferred Stock as provided above, the remaining proceeds of such Sales Transaction shall be distributed among the holders of record (as of the date of the consummation of the Sales Transaction) of shares of Common Stock in proportion to the number of shares of Common Stock then held. Unless otherwise consented to by the holders of a majority of the outstanding shares of Series G Preferred Stock, such payments shall be made with respect to the Series G Preferred Stock and to holders of Common Stock by purchase of such shares of Series G Preferred Stock and Common Stock by the surviving corporation, entity or person, or by redemption of such shares by the Company, in the discretion of the Company.

                  (b) Any securities to be delivered to the holders of Series G Preferred Stock pursuant to Section 6(a) above shall be valued as follows:

                           (i) Securities not subject to investment letter or other similar restrictions on free marketability as provided for in subsection (ii) below:

                                    (A) If traded on a  securities  exchange  or
                           reported on the Nasdaq SmallCap Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;

                                    (B) If actively traded over-the-counter, the
                           value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                                    (C) If there is no active public market, the
                           value shall be the fair market value thereof, as mutually determined by the Company's Board of Directors and the holders of a majority of the outstanding shares of Series G Preferred Stock.

                           (ii) The method of valuation of securities subject to
                  investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate of the Company) shall be to make an appropriate discount from the market value determined in Section 6(b)(i)(A), (B) or (C) above to reflect the approximate fair market value thereof, as mutually determined by the Company and the holders of a majority of the outstanding shares of Series G Preferred Stock.

                  (c) In the event the requirements of Section 6(a) above are not complied with, the Company shall forthwith either:

                           (i) cause  such  closing to be  postponed  until such
                  time as the requirements of this Section 6 have been complied with; or

                           (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of Series G Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 6(d) below.

                  (d) The Company shall give each holder of record of Series G Preferred Stock written notice of such impending transaction not later than ten (10) days prior to the shareholders' meeting called to approve such transaction. The notice shall describe the material terms and conditions of the impending transaction and the provisions of this
         Section 6, and the Company shall thereafter give such holders prompt notice of any material changes to the impending transaction. The transaction shall in no event take place soon than twenty (20) days after the Company has given the notice provided for herein or sooner than ten (10) days after the Company has given the notice of any material changes in the impending transaction as provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the outstanding shares of Series G Preferred Stock.

         7. Restrictions and Limitations. So long as any shares of Series G Preferred Stock remain issued and outstanding, the Company shall not without the consent of the holders of a majority of the shares of Series G Preferred Stock then outstanding:

                  (a) Effect any reclassification, recapitalization or other change with respect to any outstanding shares of stock that results in the issuance of shares of stock having any preference or priority as to liquidation preferences that are superior to any such preference or priority of the Series G Preferred Stock; or

                  (b)  Increase  or  decrease   (other  than  by  redemption  or
         conversion) the total number of authorized shares of the Series G Preferred Stock.

         8. No Reissuance of Series G Preferred Stock. No share or shares of Series G Preferred Stock acquired by the Company by reason of redemption, purchase or otherwise shall be reissued, and all such shares shall be returned to the status of undesignated shares of the Company's Preferred Stock.

         9. Redemption. The Company shall have the right to call for redemption part or all of the shares of Series G Preferred Stock at any time and from time to time, by giving notice, regardless of whether any holder shall have also given notice of intent to convert such shares. The redemption price payable the Company shall be $1.15 per share at the time of the redemption. After the date fixed for redemption, dividends on shares of Series G Preferred Stock called for redemption shall cease to accrue, such shares shall no longer be deemed to be issued and outstanding, and all rights of the holders thereof as shareholders of the Company shall cease unless the Company defaults on the payment of the redemption price. Redemption shall be made on a pro rata basis among all holders of the Series G Preferred Stock. The redemption price paid shall be applied first to the redemption of shares that would otherwise be subject to conversion in the year the redemption is made. At its sole option, the Company may offset amounts owed the Company by a holder of the Series G Preferred Stock or any affiliate of such a holder against any redemption price payable against the shares of Series G Preferred Stock owned by such holder.

         10. United States Dollars. All references herein to Dollars shall be deemed to refer to United States Dollars.